EXHIBIT 2

       TRANSACTIONS IN HAVAS ORDINARY SHARES BY THE BOLLORE FILING PERSONS
                            FROM: SEPTEMBER 16, 2005
                            TO:   NOVEMBER 14, 2005

                                                                                     NUMBER OF
NAME                         TRANSACTION           DATE        PRICE (IN (EURO))      SHARES
------------------------------------------------------------------------------------------------
Vincent Bollore              None                    -                 -               -

BMI                          Purchase           11/10/2005           3.8500         830,760
                             Purchase           11/11/2005           3.8500         121,988

BI                           None                    -                 -               -

FdL                          Purchase           10/27/2005           3.9493        1,000,000
                             Purchase           11/02/2005           3.9500         233,384
                             Purchase           11/09/2005           3.8500          47,252

Cedric de Bailliencourt      None                    -                 -               -

Marc Bebon                   None                    -                 -               -

Thierry Marraud              None                    -                 -               -